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                                                                     Exhibit 3.3

                                     BY-LAWS

                                       OF

                             D AND W HOLDINGS, INC.
                            (A DELAWARE CORPORATION)



                                    ARTICLE I

                                  STOCKHOLDERS


            1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by him or her in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

            Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificate representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

            The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

            2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or


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warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation, in each case to the extent of such fraction. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

            3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

            4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting of stockholders, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in

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writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation has only one class of shares of stock outstanding; and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

            6. STOCKHOLDER MEETINGS.

               6.1 TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

               6.2 PLACE. Annual meetings and special meetings shall be held within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

               6.3 CALL. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law or by the Certificate of Incorporation, may be called by action of the Board of Directors, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary


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at the written request of a majority of the Board of Directors then in office or the holders of a majority of the outstanding shares of stock entitled to vote.

               6.4 NOTICE OR WAIVER OF NOTICE. Written notice of all meetings of stockholders shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state any other purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is to be called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, not less than ten days nor more than sixty days before the date of the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail directed to the stockholder at his or her address as it appears on the records of the Corporation. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

               6.5 STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

               6.6 CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and


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acting, the Chairman of the Board, if any, the Vice Chairman of the Board, if
any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

               6.7 PROXY REPRESENTATION. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the above may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

               6.8 INSPECTORS. The Board of Directors, in advance of any meeting of stockholders, may, but need not unless prescribed by the General Corporation Law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock


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represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by inspectors and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

               6.9 QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

               6.10 VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation or these By-Laws. In the election of directors, and for any other action, voting need not be by written ballot.

            7. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation as provided in these By-Laws.


                                   ARTICLE II

                                    DIRECTORS



            1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation except as otherwise provided in the General Corporation Law or in the Certificate of Incorporation. The


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Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole Board of Directors" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

            2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, or a citizen or resident of the United States or the State of Delaware. The initial Board of Directors shall consist of three persons. Except for the initial Board of Directors, the number of directors may be fixed from time to time by action of the stockholders or of the Board of Directors. The number of directors may be increased or decreased by action of the stockholders or of the Board of Directors.

            3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office although less than a quorum, or by the sole remaining director.

            4. MEETINGS.

               4.1 TIME. Meetings of the Board of Directors shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

               4.2 PLACE. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

               4.3 CALL. No call shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or the President, or of a majority of the directors in office.

               4.4 NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings of the Board of Directors in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express

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purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice.

               4.5 QUORUM AND ACTION. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one third of the whole Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

               4.6 CHAIRMAN OF THE MEETING. The Chairman of the Board of Directors, if any, and if present and acting, shall preside at all meetings of the Board of Directors. Otherwise, the Vice Chairman of the Board of Directors, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

            5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

            6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law or by these By-Laws, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

            7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in

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writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee.

            8. ELECTRONIC COMMUNICATION. Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                   ARTICLE III

                                    OFFICERS


            The officers of the Corporation shall consist of a President and a Secretary, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chief Executive Officer, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer other than the Chairman or Vice Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person.

            Unless otherwise provided in the resolution choosing him or her, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified or until his earlier resignation or removal. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

            All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as may be prescribed in the resolutions of the Board of Directors designating and choosing such officers or prescribing the authority and duties of the various officers of the Corporation, and as are customarily incident to their office, except to the extent that such resolutions may be inconsistent therewith. The Secretary or Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and the actions in writing of stockholders, directors and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign to him or her.

            The President of the Corporation shall, subject to the control of the Board of Directors, manage the business of the Corporation.


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                                   ARTICLE IV

                                 INDEMNIFICATION


            The Corporation, to the full extent permitted by law, shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and/or the defense or settlement of such action or suit, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.

            To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter therein, and the Corporation shall not previously have reimbursed or paid for all such expenses, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

            Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article.

            The indemnification and advancement of expenses permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, or by virtue of vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.


                                    ARTICLE V

                                 CORPORATE SEAL


            The corporate seal shall be in such form as the Board of Directors shall prescribe.


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                                   ARTICLE VI

                                   FISCAL YEAR


            The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.


                                   ARTICLE VII

                              CONTROL OVER BY-LAWS


            Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law, the power to amend, alter or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by the stockholders entitled to vote.


                                  ARTICLE VIII

                                BOOKS AND RECORDS



            1. BOOKS AND RECORDS. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the proper officers of the Corporation may from time to time determine.

            2. STOCK RECORD. The person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.



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                                UNANIMOUS CONSENT
                               OF THE DIRECTORS OF
                             D AND W HOLDINGS, INC.


            The undersigned, being all of the directors of D and W Holdings, Inc., a Delaware corporation (the "Corporation"), hereby consent to the following resolutions and the actions therein authorized, and waive notice of and the holding of a meeting of directors for such purposes, all pursuant to the provisions of Section 141(f) of the General Corporation Law of the State of Delaware.

            RESOLVED, that any and all actions taken by the sole incorporator of the Corporation in connection with the management of the affairs and organization of the Corporation are hereby ratified, approved and affirmed in all respects; and further

            RESOLVED, that the following named persons are hereby elected to the respective offices set forth opposite their names below, to serve at the pleasure of the Board of Directors and until their respective successors are duly elected and qualified:

               Name                                     Office
            -----------                        -----------------------------
            Daniel T. Morley                       President

            James G. Turner                        Vice President and Secretary

            ; and further

            RESOLVED, that the execution, delivery and performance by the Corporation of the Subscription Agreement (the "Subscription Agreement") by and among the Corporation, Arddoor, L.L.C. ("Arddoor") and GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPPII") in substantially the form presented with these resolutions is hereby approved, ratified and confirmed; and further

            RESOLVED, that (i) the execution, delivery and performance by the Corporation of the Agreement and Plan of Merger (the "Merger Agreement") by and among the Corporation, D and W Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Merger Sub"), Atrium Corporation, a Delaware corporation ("Atrium Corp."), and the securityholders named therein in substantially the form presented with these resolutions and (ii) the merger, pursuant to the Merger Agreement of Merger Sub with and into Atrium Corp. with Atrium Corp. As the surviving corporation are hereby approved, ratified and confirmed;

            RESOLVED, that each of the officers of the Corporation (collectively, the "Designated Officers"), be, and each hereby is, authorized, empowered and directed for and on behalf of the Corporation and in its name to execute and deliver each of the Subscription Agreement and the Merger Agreement and any other agreement, certificate or instrument to which the Corporation is or will be a party in connection with, arising out of, or relating to either of the Subscription Agreement or the Merger Agreement in substantially the form presented with these resolutions and approved hereby, with such changes therein as the Designated Officers executing the same shall approve, the execution and delivery thereof by any such Designated Officer to be conclusive evidence of approval by this Board of each of the Subscription Agreement and the Merger Agreement as so executed and delivered; and further

            RESOLVED, that the officers of the Corporation be, and they each hereby are, authorized to open such bank accounts for the Corporation at such banks as such officers deem appropriate and advisable; that the respective forms of banking resolutions of such banks be, and the same hereby are, approved as though adopted verbatim by the Board of Directors on the respective dates indicated on such form resolutions; and that the Secretary of the Corporation is hereby directed to insert a copy of such resolutions in the minute book of the Corporation upon the opening of such accounts; and further

            RESOLVED, that the Designated Officers, acting together or alone, be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation (a) to do and perform or cause to be done and performed all such acts and things as such officer or officers shall deem necessary, advisable or appropriate to give effect to the intent and purposes of the foregoing resolutions and
            (b) to execute and deliver all such agreements, amendments, certificates, directions, representations, transfers, assurances and other instruments and documents of every character and to do and perform or cause to be done and performed such other and further acts and things as such officer or officers of the Corporation shall deem necessary, advisable or appropriate; and further

            RESOLVED, that the authority and power granted hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the adoption of these Resolutions in furtherance of the intent and purposes hereof be, and each of them hereby is, ratified, affirmed and approved.

            IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 3rd day of August, 1998.



                                           _____________________________________
                                           Andreas Hildebrand


                                           _____________________________________
                                           Daniel T. Morley


                                           _____________________________________
                                           Michael Pastore

                        CONSENT OF THE SOLE INCORPORATOR
                                       OF
                             D AND W HOLDINGS, INC.

            The undersigned, being the sole incorporator of D and W Holdings, Inc., a Delaware corporation (the "Corporation"), hereby consents to the following resolutions and the actions therein authorized all pursuant to the provisions of Section 107 of the General Corporation Law of the State of Delaware.

            RESOLVED, that the Certificate of Incorporation of the Corporation, attached as Exhibit A hereto, is hereby approved and adopted in all respects and the filing of such Certificate of Incorporation with the Secretary of State of the State of Delaware is hereby ratified, approved and affirmed; and further

            RESOLVED, that the form of By-Laws for the regulation and management of the affairs of the Corporation, attached as Exhibit B hereto, is hereby approved and adopted in all respects as the By-Laws of the Corporation; and further

            RESOLVED, that The Corporation Trust Company is appointed the registered agent of the Corporation upon whom process against the Corporation may be served in Delaware and that such firm's offices at 1209 Orange Street, Wilmington, Delaware 19801 are designated as the registered office of the Corporation in the State of Delaware; and further

            RESOLVED, that the form of stock certificate for the Common Stock of the Corporation, attached as Exhibit C hereto, is hereby adopted as the Certificate to represent shares of the Common Stock of the Corporation; and further

            RESOLVED, that the Corporation hereby designates January 1 to December 31 as the fiscal year of the Corporation; and further

            RESOLVED, that the form of seal, an impression of which is affixed hereto, bearing the name of the Corporation and the words and figures "Corporate Seal * Delaware * 1998" is hereby approved and adopted as the corporate seal of the Corporation; and further

            RESOLVED, that Andreas Hildebrand, Daniel T. Morley and Michael Pastore are hereby elected as the initial directors of the Corporation, to serve as such until their successors are duly elected and qualified or until their earlier resignation or removal.

            IN WITNESS WHEREOF, the undersigned has signed this Consent as of the 31st day of July, 1998.



                                              __________________________________
                                              Eric M. Sherbet




                                       -2-